Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended June 30, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 780	$ 720	$ 348		$ 118	$ 14	$ 198		$ (89)	$ 2,089

Cost of Sales and Other Expenses	(492)	(535)	(270)		(63)	(1)	(196)		66	(1,491)

Depreciation & Amortization	(119)	(90)	(14)		(16)	(3)	(22)		(2)	(266)

Equity Losses Recorded Before Income Tax	-	-	-		-	(2)	(290)	(1)	(1)	(293)

Other Income (Expense), Net	24	4	-		(2)	-	-		(8)	18

Income (Loss) Before Interest & Tax (2)	193	99	64		37	8	(310)		(34)	57

Net Interest (Expense) Income (3)	(40)	(18)	(2)		1	(2)	(11)		(38)	(110)

Income Tax (Expense) Benefit	(53)	(28)	(17)		(3)	18	128		73	118

Equity Earnings Recorded Net of Income Tax	-	-	-		8	-	-		-	8

(Earnings) Losses Attributable to Noncontrolling Interests	(5)	-	(7)		-	-	-		1	(11)

Earnings (Losses)	$ 95	$ 53	$ 38		$ 43	$ 24	$ (193)		$ 2	$ 62

Three Months Ended June 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 697	$ 876	$ 361		$ 171	$ 6	$ 436		$ (125)	$ 2,422

Cost of Sales and Other Expenses	(479)	(691)	(287)		(114)	(3)	(320)		97	(1,797)

Depreciation & Amortization	(105)	(82)	(13)		(16)	(2)	(27)		(3)	(248)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-		-	(1)	10		(2)	7

Other Income, Net	13	3	276	(4)	2	-	-		14	308

Income (Loss) Before Interest & Tax (2)	126	106	337		43	-	99		(19)	692

Net Interest Expense (3)	(32)	(19)	(2)		(4)	(2)	(14)		(36)	(109)

Income Tax (Expense) Benefit	(42)	(28)	(12)		(13)	6	(38)		27	(100)

Equity (Losses) Earnings Recorded Net of Income Tax	-	-	(1)		9	-	-		-	8

Losses (Earnings) Attributable to Noncontrolling Interests	19	-	(8)		-	-	-		1	12

Earnings (Losses)	$ 71	$ 59	$ 314		$ 35	$ 4	$ 47		$ (27)	$ 503

(1) Includes impairment loss of $300 million related to our investment in Rockies Express Pipeline LLC.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(4) Includes gain of $277 million related to remeasurement of equity method investments.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Six Months Ended June 30, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,614	$ 1,600	$ 705		$ 253	$ 22	$ 467		$ (189)	$ 4,472

Cost of Sales and Other Expenses	(1,036)	(1,209)	(551)		(140)	(10)	(441)		148	(3,239)

Depreciation & Amortization	(231)	(177)	(27)		(31)	(6)	(45)		(6)	(523)

Equity Losses Recorded Before Income Tax	-	-	-		-	(1)	(279)	(1)	(1)	(281)

Other Income, Net	54	8	2		2	-	-		27	93

Income (Loss) Before Interest & Tax (2)	401	222	129		84	5	(298)		(21)	522

Net Interest Expense (3)	(77)	(35)	(8)		-	(6)	(20)		(74)	(220)

Income Tax (Expense) Benefit	(113)	(68)	(30)		(23)	35	126		74	1

Equity Earnings Recorded Net of Income Tax	-	-	-		19	-	-		-	19

Earnings Attributable to Noncontrolling Interests	(11)	-	(13)		-	-	-		-	(24)

Earnings (Losses)	$ 200	$ 119	$ 78		$ 80	$ 34	$ (192)		$ (21)	$ 298

Six Months Ended June 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,537	$ 1,932	$ 361		$ 378	$ 10	$ 885		$ (247)	$ 4,856

Cost of Sales and Other Expenses	(1,053)	(1,547)	(289)		(257)	(7)	(648)		204	(3,597)

Depreciation & Amortization	(208)	(163)	(13)		(31)	(3)	(53)		(7)	(478)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-		-	-	19		(11)	8

Other Income, Net	29	6	276	(4)	6	-	-		34	351

Income (Loss) Before Interest & Tax (2)	305	228	335		96	-	203		(27)	1,140

Net Interest Expense (3)	(69)	(36)	(2)		(7)	(5)	(23)		(74)	(216)

Income Tax (Expense) Benefit	(91)	(65)	(12)		(31)	13	(70)		42	(214)

Equity Earnings Recorded Net of Income Tax	-	-	23		16	-	-		-	39

Losses (Earnings) Attributable to Noncontrolling Interests	15	-	(8)		-	-	-		1	8

Earnings (Losses)	$ 160	$ 127	$ 336		$ 74	$ 8	$ 110		$ (58)	$ 757

(1) Includes impairment loss of $300 million related to our investment in Rockies Express Pipeline LLC.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(4) Includes gain of $277 million related to remeasurement of equity method investments.